As filed with the Securities and Exchange Commission on April 3, 2006
File No. 333-129830

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 6
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	32-0163571
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
260 S. Los Robles, Suite 217
Pasadena, CA 91101
(626) 795-0040
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald F. Valenta,
Chief Executive Officer
260 S. Los Robles, Suite 217
Pasadena, CA 91101
(626) 584-9722
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan B. Spatz, Esq. Troy & Gould P.C. 1801 Century Park East, Suite 1600 Los Angeles, California 90067 (310) 553-4441 (310) 201-4746 — Facsimile	Joel L. Rubinstein, Esq. Philip R. Weingold, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10017 (212) 547-5400 (212) 547-5444 — Facsimile

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.     ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

     The sole purpose of this Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-129830) is to amend and restate Part II, Item 16 (Exhibits and Financial Statement Schedules), and to file Exhibit 1.1 Form of Underwriting Agreement.

Item 16.	Exhibits and Financial Statement Schedules.
      (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation.*
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Unit Purchase Option to be granted to Morgan Joseph & Co.*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Troy & Gould P.C.*
10.1	Amended and Restated Letter Agreement dated March 3, 2006 among the Registrant, Morgan Joseph & Co., and each of David M. Connell, Lawrence Glascott, Manuel Marrero, James B. Roszak, John O. Johnson and Marc Perez. Amended and Restated Letter Agreement dated March 3, 2006 among the Registrant, Morgan Joseph & Co. Inc. and Ronald F. Valenta.*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the existing stockholders.*
10.4	Third Amended and Restated Revolving Line of Credit Agreement, dated as of February 3, 2005 by and between the Registrant and Ronald F. Valenta.*
10.5	Amended and Restated Registration Rights Agreement dated March 3, 2006 by and between the Registrant and each of Ronald F. Valenta, John O. Johnson, Marc Perez, Lawrence Glascott, David M. Connell, Manuel Marrero and James B. Roszak.*
10.6	Form of Amended and Restated Warrant Purchase Agreement by and between Morgan Joseph & Co., Ronald F. Valenta and John O. Johnson.*
10.7	Form of Indemnification Agreement by and between the Registrant and each of Ronald F. Valenta, John O. Johnson, Marc Perez, Lawrence Glascott, David M. Connell, Manuel Marrero and James B. Roszak.*
10.8	Private Placement Warrant Purchase Agreement dated March 22, 2006 by and among Registrant, Morgan Joseph & Co. Inc., Ronald F. Valenta and John O. Johnson.*
14.1	Code of Ethics.*
23.1	Consent of LaRue, Corrigan & McCormick LLP.*
23.2	Consent of Troy & Gould P.C. (included in Exhibit 5.1)*
24	Power of Attorney*

*	Previously filed.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 3rd day of April, 2006.

GENERAL FINANCE CORPORATION

By:	/s/ Ronald F. Valenta

Ronald F. Valenta
Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

/s/ Ronald F. Valenta Ronald F. Valenta		Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	April 3, 2006

* James B. Roszak		Director	April 3, 2006

* Lawrence Glascott		Director	April 3, 2006

* Manuel Marrero		Director	April 3, 2006

* David M. Connell		Director	April 3, 2006

*By:	/s/ Ronald F. Valenta Ronald F. Valenta, Attorney-in-fact